EXHIBIT 10.12

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement"), dated effective August 15, 2011 (the “Effective Date”) is made by and between All Fuels & Energy Company a duly organized Delaware corporation, ("Employer"), and Dean Sukowatey ("Employee"), amends and restates in its entirety that certain Employment Agreement, December 18, 2009, by and between Employer and Employee (“Existing Agreement”).

WITNESSETH:

WHEREAS, Employee and Employer desire to amend the terms of the Existing Agreement in connection with a financing and a change in the direction of the Employer’s business;

Whereas

WHEREAS, Employer and its affiliates have accumulated valuable and confidential information, including, without limitation, trade secrets and know-how relating to the oil and gas industry, marketing plans, business strategies and other business records; and

WHEREAS, the giving of the covenants contained herein is a condition precedent to the employment of Employee by Employer and Employee acknowledges that the execution of this Agreement and the entering into of these covenants is an express condition of his employment by Employer and that said covenants are given in consideration for such employment and the other benefits conferred upon him by this Agreement; and

NOW, THEREFORE, in consideration of such employment and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employer and Employee hereby agree as follows:

SECTION I. EFFECT OF AGREEMENT

Effective as of the Effective Date, this Agreement supersedes and replaces any pre-existing employment agreements between the Employer, or any of its subsidiaries, and Employee, including the Existing Agreement.

SECTION II. EMPLOYMENT OF EMPLOYEE

Employer hereby employs, engages and hires Employee as President and Secretary of Employer, and Employee hereby accepts and agrees to such hiring, engagement and employment, subject to the general supervision of the Board of Directors of Employer. Employee shall perform duties as are customarily performed by one holding such position in other, same or similar businesses or enterprises as that engaged in by Employer, and shall also additionally render such other and unrelated services and duties as may be reasonably assigned to him from time to time by Employer.

Employee shall devote all necessary efforts to the performance of his duties as President and

Secretary of Employer.

SECTION III. EMPLOYEE'S PERFORMANCE/CONFLICT OF INTEREST

A.        Employee hereby agrees that he will, at all times, faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer.

B.        Pursuant to the new financing, the Employer has decided to no longer pursue the acquisition of an ethanol plant. Employee desires to continue pursuing the acquisition of an ethanol plant on his time and with his own funds. Therefore, the acquisition of an ethanol plan the Employee or any of his affiliates will not be deemed a conflict of interest of the Employer.

SECTION IV. COMPENSATION OF EMPLOYEE

Employer shall pay Employee, and Employee shall accept from Employer, in full payment for Employee's services hereunder, compensation as follows:

A.         Signing Bonus. In consideration of Employee's executing the Employment Agreement, Employer shall pay to Employee, as a bonus, the sum of $7,500.

B.        Base Compensation. Employee shall be paid as and for a salary up to $240,000 per year as follows: beginning at $12,500 per month for 4 months, $15,000 per month from month 5 until the Employer closes on a debt or equity financing of at least $1,000,000, thereafter $20,000 per month. The amount of Base Compensation shall be reviewed by the Board on an annual basis as of the close of each fiscal year of the Employer and may be increased as the Board may deem appropriate. In the event the Board (or, if established, the compensation committee thereof) deems it appropriate to increase Employee’s annual base salary, said increased amount shall thereafter be the “Base Compensation.” Employee’s Base Compensation, as increased from time to time, may not thereafter be decreased unless agreed to by Employee. Nothing contained herein shall prevent the Board from paying additional compensation to Employee in the form of bonuses or otherwise during the Term.

C.        Insurance and Other Benefits. As further consideration for his covenants contained in the Employment Agreement, Employer will provide Employee and Julie Stevenson with Blue Cross/Blue Shield medical and dental insurance (or equivalent coverage), workmen’s compensation, welfare, sick leave and other benefits as may be established by Employer from time to time. Employee shall be entitled to Directors' and Officers' indemnification insurance coverage to the same extent as is provided to other persons employed as officers of Employer .

D.        Other Compensation Plans. Employee shall be entitled to participate, to the same extent as is provided to other persons employed by Employer, in any future stock bonus plan, stock option plan or employee stock ownership plan of Employer.

E.        Expenses. It is acknowledged that, during the term of employment, Employee will be required to incur ordinary and necessary business expenses on behalf of Employer in connection with the performance of his duties hereunder. In addition, Employee shall be provided by the company cell phone, laptop and internet service connection. Employer shall reimburse Employee promptly the amount of all such expenses upon presentation of itemized vouchers or other evidence of those expenditures. As of the date hereof, Employee has incurred expenses of $22,078 in connection with his performance as President and Secretary of the Employer that Employer acknowledges needs to be reimbursed.

F.        Vacations. During the term of this Agreement, Employee shall be entitled to three

(3) weeks paid vacation.

SECTION VII. INDEMNIFICATION OF EMPLOYEE

As further consideration of Employee's executing this Agreement, Employer shall have executed, prior to the execution of this Agreement, an Indemnity Agreement (the "Indemnity Agreement"), in the form attached hereto as Exhibit IV(A). The obligations under the Indemnity Agreement shall survive the termination of this Agreement.

SECTION VIII. COMPANY POLICIES

Employee agrees to abide by the policies, rules, regulations or usages applicable to Employee as established by Employer from time to time and provided to Employee in writing.

SECTION IX. TERM AND TERMINATION

A.        Term. The term of this Agreement shall be a period of three (3) years, commencing on August 15, 2011. This Agreement shall renew for additional three-year periods, provided neither party hereto submits a written notice of termination within sixty(60) days prior to the termination of either the initial tern hereof or any renewal term.

B.        Employment Termination. Employer agrees not to terminate this Agreement except for 'Just cause". For purposes of this Agreement, "just cause" shall mean (1) the willful failure or refusal of Employee to implement or follow the written policies or directions of Employer's Board of Directors, provided that Employee's failure or refusal is not based upon Employee's belief in good faith, as expressed to Employer in writing, that the implementation thereof would be unlawful; (2) conduct which is inconsistent with Employee's position with Employer and which results in a material adverse effect (financial or otherwise) or misappropriation of assets of Employer; (3) conduct which violates the provisions contained in the Confidentiality Agreement or the Non-Competition Agreement; (4) the intentional causing of material damage to Employer's physical property; and (5) any act involving personal dishonesty or criminal conduct against Employer.

Although Employer retains the right to terminate Employee for any reason not specified above, Employer agrees that if it discharges Employee for any reason other than just cause, as is solely defined above, Employee will be entitled to full compensation for one year or the remainder of the then-current term, original or renewal, as the case may be, of employment, whichever is greater.

If Employee should cease his employment hereunder voluntarily for any reason, or is terminated for just cause, all compensation and benefits payable to Employee shall thereupon, without any further writing or act, cease, lapse and be terminated. However, all reimbursements which accrued prior to Employee's ceasing employment or termination, will become immediately due and payable and shall be payable to Employee's estate should his employment cease due to death

If Employee’s employment is terminated due to his death, this Agreement shall terminate and the Company shall have no obligations to Employee or his estate, beneficiaries or legal representatives with respect to this Agreement other than payment of any accrued and unpaied expenses or base compensation, if any (“Accrued Amounts”). Accrued Amounts, if any, shall be paid to Employee in accordance with the Employer’s customary payroll practices as in effect from time to time but in no event later than 15 days following Employee’s termination of employment on account of death.

C.        Resignation from Board. In the event Employee’s employment by the Company is terminated for any reason (other than Employee’s death), Employee shall immediately resign as a member of the Board and the board of directors of any of the Employer’s subsidiaries. Nothing herein shall be deemed to limit the power of the shareholders of Employer to at any time remove any director, including, without limitation, Employee, in accordance with applicable law.

SECTION X. Confidential Information. Employee, during the Term, will have access to and become familiar with confidential information, secrets and proprietary information concerning the business and affairs of the Employer, its controlled subsidiaries and other controlled entities, including client and customer information, information concerning their products, patent rights and know-how, and other technical information, business strategies and pricing information, and other confidential and/or proprietary information (collectively, “Confidential Information”). Confidential Information shall not include any information that is or becomes generally available to the public other than as a result of Employee’s improper or unauthorized disclosure of such information in violation of this Agreement. As to such Confidential Information, Employee agrees as follows:

A.        During the Term or at any time following the termination of this Agreement, Employee will not, directly or indirectly, without the prior written consent of the Employer (1) disclose or permit the disclosure of any such Confidential Information, or (2) use, reproduce or distribute, or make or permit any use, reproduction or distribution of, directly or indirectly, any such Confidential Information, except for any disclosure, use, reproduction or distribution that is required in the course of his employment with the Company, its controlled subsidiaries or other controlled entities.

B.        If, during the Term or at any time following the termination of this Agreement, Employee is requested or required (by oral question or request for information or documents, in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Employee agrees to notify the Employer immediately in writing of the request or requirement so that the Employer may seek an appropriate protection order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver under this Agreement, Employee is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Employee may disclose such Confidential Information to the tribunal; provided, however, that Employee shall use his commercially reasonable best efforts to obtain a court order or other assurance that confidential treatment will be accorded to such Confidential Information.

C.        Upon termination of employment of Employee, for whatever reason, Employee shall surrender to the Employer any and all documents, manuals, correspondence, reports, records and similar items then or thereafter coming into the possession of Employee which contain any Confidential Information of the Employer or its controlled subsidiaries or other controlled entities.

a.         Employee recognizes and acknowledges that the obligations of Employee contained in Article X of this Agreement are reasonable and necessary to protect the legitimate business interests of the Employer, and that any breach or violation of any of the provisions of such Section is likely to result in irreparable injury to the Employer for which the Employer would have no adequate remedy at law. Employee agrees that if Employee shall breach or violate Article X of this Agreement, the Employer shall be entitled, if it so elects, to institute and prosecute proceedings at law or in equity, including, but not limited to, a proceeding seeking injunctive relief, to obtain damages with respect to such breach or violation, to enforce the specific performance of Article X this Agreement by Employee, or to enjoin Employee from engaging in any activity in violation of Article X of this Agreement. Employee acknowledges that in the event of any such breach or violation, the Employer shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages or posting a bond, and to an equitable accounting of all earnings, profits, and other benefits arising from any such breach or violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Employer may be entitled.

IX. COMPLETE AGREEMENT

This Agreement contains the complete agreement concerning the employment arrangement between the parties hereto and shall, as of the effective date hereof, supersede all other agreements between the parties. The parties hereto stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representations including the execution and delivery hereof, except such representations as are specifically set forth herein and each of the parties hereto acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. The parties hereto further acknowledge that any payments or representations that may have heretofore been made by either of them to the other are of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

SECTION XII. WAIVER; MODIFICATION

The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding or litigation between the parties hereto arising out of, or affecting, this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Section IX may not be waived except as herein set forth.

SECTION XIII. SEVERABILITY

All agreements and covenants contained herein are severable, and in the event any one of them, with the exception of those contained in Sections I, Ill, IV, V and VI hereof, shall be held to be invalid in any proceeding or litigation between the parties, this Agreement shall be interpreted as if such invalld agreements or covenants were not contained herein.

SECTION XIV. NOTICES

Any and all notices will be sufficient if furnished in writing, sent by registered mail to his last known residence, in case of Employee, or, in case of Employer, to its principal office address.

SECTION XV. REPRESENTATIONS OF EMPLOYER

The execution of this Agreement by Employer has been approved by the Board of Directors of Employer.

SECTION XVI. REPRESENTATIONS OF EMPLOYEE

A.        Employee hereby represents to Employer that he is under no legal disability with respect to his entering into this Agreement.

B.                    Employee represents and warrants that he has investigated Employer, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, Employer with respect thereto. Employee acknowledges that he is aware that Employer currently lacks adequate capital to pursue its full plan of business.

SECTION XVII. COUNTERPARTS

This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original and, together, shall constitute one and the same agreement, with one counterpart being delivered to each party hereto.

SECTION XVIII. BENEFIT

The provisions of this Agreement shall extend to the successors, surviving corporations and assigns of Employer and to any purchaser of substantially all of the assets and business of Employer. The term "Employer" shall be deemed to include Employer, any joint venture, partnership, limited liability company, corporation or other juridical entity, in which Employer shall have an interest, financial or otherwise.

SECTION XiX. ARBITRATION

The parties agree that any dispute arising between them related to this Agreement or the performance hereof shall be submitted for resolution to the American Arbitration Association for arbitration in the Chicago, Illinois, office of the Association under the then-current rules of arbitration. The Arbitrator or Arbitrators shall have the authority to award to the prevailing party its reasonable costs and attorneys fees. Any award of the Arbitrators may be entered as a judgment in any court competent jurisdiction.

Notwithstanding the provisions contained in the foregoing paragraph, the parties hereto agree that Employer may, at its election and without delivering the notice to Employee required in Section VII(B) hereof, seek injunctive or other equitable relief from a court of competent jurisdiction for a violation or violations by Employee of the Confidentiality Agreement or the Non-Competition Agreement.

SECTION XX. LEGAL REPRESENTATION

Employer and Employee both acknowledge that each has utilized separate legal counsel with respect to this Agreement.

SECTION XXI. GOVERNING LAW

It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Iowa, and that, in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Iowa shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any such action or special proceeding may be instituted.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the __th of August. 2011.

ALL Energy Company

By: /s/ DEAN E. SUKOWATEY

Name: Dean E. Sukowatey

Title: Pres/CEO

/s/ DEAN E. SUKOWATEY

Dean Sukowatey, individually

Address of Employee:

4221 92nd Ct

Urbandale, IA 50322